UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

Cornerstone Building Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway, Suite 400, Cary NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.01 par value per share (1)	CNR	New York Stock Exchange

(1) A Form 25 was filed with the Securities and Exchange Commission on July 25, 2022 to delist and deregister the Common Stock. The delisting of the Common Stock was effective 10 days after the filing of the Form 25. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after the filing of the Form 25. Pending such effectiveness of the Form 25, the Common Stock is no longer trading on the New York Stock Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On August 8, 2022, Jeffrey S. Lee and Alena S. Brenner (collectively, the “Former Directors”) stepped down from their positions as members of the Board of Directors (the “Board”) of Cornerstone Building Brands, Inc. (the “Company”), effective immediately. The resignations of the Former Directors, who were appointed to the Board on July 25, 2022 in connection with the closing of the Company’s going private transaction (the “Transaction”), were effected as part of certain planned administrative changes in connection with the Transaction and were not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Following such resignations from the Board, Mr. Lee and Ms. Brenner will continue in their current roles as the Executive Vice President and Chief Financial Officer and the Executive Vice President, General Counsel and Corporate Secretary, respectively, of the Company.

Election of Directors and Constitution of Board Committees

In addition, on August 8, 2022, the Board increased its size from three to nine directors and the following individuals were elected, effective immediately, to fill the vacancies created thereby: Kathleen J. Affeldt, Wilbert W. James Jr., Daniel Janki, John Krenicki Jr., Timothy O’Brien, Nathan K. Sleeper, Tyler Young and Jonathan L. Zrebiec (collectively, the “New Directors”). Rose Lee, an existing director of the Board, will continue to remain on the Board. Each of the New Directors will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. There are no arrangements or understandings between the New Directors and any other persons pursuant to which the New Directors were elected as directors of the Company. The New Directors are not parties to any related person transactions (as defined in Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended) with the Company. The Company has not yet determined the compensation the New Directors will receive for their service on the Board.

In connection with the election of the New Directors, the Board approved the formation and membership of the committees of the Board as set forth below:

•	Audit Committee: Daniel Janki (Chair), Timothy O’Brien and Tyler Young

•	Compensation Committee: Kathleen J. Affeldt (Chair), Wilbert W. James Jr., John Krenicki, Jr. and Jonathan L. Zrebiec

•	Nominating and Corporate Governance Committee: John Krenicki, Jr. (Chair), Jonathan L. Zrebiec and Wilbert W. James Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Alena S. Brenner
Name: Alena S. Brenner
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: August 12, 2022